UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

SWINGING PIG PRODUCTIONS, INC.
(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

This is Not a Notice of a Meeting of Stockholders and No Stockholders’ Meeting Will Be Held to Consider Any Matter Described Herein

SWINGING PIG PRODUCTIONS, INC.
36 Twinberry
Aliso Viejo, California 92656
 (949) 436-5530

Information Statement
pursuant to Section 14 of the Securities Exchange Act of 1934
and Regulation 14C and Schedule 14C thereunder

To the Stockholders of Swinging Pig Productions, Inc.:

The purpose of this Information Statement is to inform the holders of record, as of 5:00 p.m., Eastern time, September 14, 2011 (the “Record Date”) of the common stock, $0.001 par value per share (the “Common Stock”), of Swinging Pig Productions, Inc., a Florida corporation (the “Company”) pursuant to Section 14C of the Exchange Act of 1934, as amended, that our Board of Directors and the holder of 1,200,000 shares of Common Stock, representing approximately 55.35% of the 2,168,000 shares of the total issued and outstanding shares of our voting stock (the “Majority Stockholder”) approved the following:

(1)
amend our Articles of Incorporation (the “Articles of Incorporation”) to change the name of the Company from “Swinging Pig Productions, Inc.” to “Heavy Earth Resources, Inc.” to more accurately reflect the Company’s new business as a resource company focusing on the acquisition, exploration, and development of mineral properties located primarily in Central and South America;

(2)
amend our Articles of Incorporation to increase the post-split authorized capital of the Company from 50,000,000 shares of $0.001 par value common stock to 300,000,000 shares of $0.001 par value common stock; and

(3)
effect a thirty-two (32) for one (1) forward stock split of our issued and outstanding shares of Common Stock, so that the number of our issued and outstanding shares of Common Stock increases from 2,168,000 shares to 69,376,000 shares.

On September 14, 2011, our Board of Directors unanimously approved the above-mentioned actions, subject to stockholder approval. The Majority Stockholder approved the action by written consent in lieu of a meeting of stockholders on September 14, 2011, in accordance with Section 607.0704 of the Florida Business Corporations Act.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the actions. The proposed Articles of Amendment of Articles of Incorporation, attached hereto as Annex A, will become effective when we file it with the Secretary of State of Florida.  We anticipate such filing will occur on or after October 13, 2011, twenty (20) days following mailing of this Information Statement to the stockholders.

We will bear the entire cost of furnishing this information statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT IN CONNECTION WITH THE AMENDMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.

The enclosed Information Statement is provided to the stockholders of the Company only for information purposes in connection with the Amendments pursuant to and in accordance with Section 607.0704 of the Florida Business Corporations Act and Rule 14c-2 of the Securities Exchange Act of 1934, as amended.  Please carefully read the enclosed Information Statement.  The date of this Information Statement is September 23, 2011.  Thank you for your time and consideration.

Sincerely,
/s/ Michael Davis
Michael Davis
President and a Director

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, our authorized capitalization consisted of 50,000,000 shares of Common Stock, of which 2,168,000 shares were issued and outstanding.  Holders of Common Stock have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. There are no other issued and outstanding securities of our company entitled to vote in connection with such matters.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing proposals by resolution dated September 14, 2011; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the stockholders. We anticipate that the actions contemplated herein will be effected on or after October 13, 2011.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of outstanding shares of Common Stock and other classes of the Company’s equity securities entitled to vote on all matters submitted to a vote by holders of Common Stock, beneficially owned as of September 14, 2011, by (a) each director and named executive officer of the Company, (b) all persons who are known by the Company to be beneficial owners of five percent (5%) or more of the Company’s outstanding Common Stock and (c) all officers and directors of the Company as a group. Unless otherwise noted, each of the persons listed below has sole voting and investment power with respect to the shares indicated as beneficially owned by such person. The Common Stock is the Company’s only class of voting securities.  As of September 14, 2011, the Company had 2,168,000 shares of Common Stock outstanding.

Name of Beneficial Owner(1)(2)	Number of Shares Beneficially Owned	Percent of Class
David Y. Choi (3)	1,200,000	55.35%
Michael Davis (3)	0	0%
Christopher Radomski	204,000	9.41%
Jayson Woodbridge	196,000	9.04%
Peter Geddes (4)	154,000	7.10%

All current directors and executive officers as a group (2 persons)	1,200,000	55.35%

(1)  This tabular information is intended to conform with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities.  Unless otherwise indicated, the tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercise their option.

(2)  Unless otherwise indicated, the address for each of the above is c/o Michael Davis, 36 Twinberry, Aliso Viejo, California 92656.

(3)  Mr. Choi and Mr. Davis are directors of the Company. Mr. Choi is the Treasurer and Secretary.  Mr. Davis is the President.

(4)  Includes 142,000 shares of common stock held of record by Mr. Geddes and 12,000 shares which are held by Grove Street Capital, of which Mr. Geddes is the beneficial owner.

INTEREST OF CERTAIN PERSONS
IN OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his or her role as an officer or director of the Company.  None of the directors of the Company opposed the proposed actions taken by the Company set forth in this Information Statement.

ACTIONS TO BE TAKEN: AMENDMENTS TO OUR ARTICLES OF INCORPORATION

This Information Statement contains a brief summary of the material aspects of the actions approved by our Board of Directors and the holders of the majority of our outstanding voting Common Stock. On September 14, 2011, our Board of Directors unanimously approved the following amendments to our Articles of Incorporation, and on September 14, 2011, the holder of a majority of the outstanding shares of Common Stock approved the following by written consent in lieu of a meeting of stockholders, in accordance with the provisions of Section 607.1003 of the Florida Business Corporation Act:

(1)	Amendment to the Articles of Incorporation to change the name of the Company from Swinging Pig Productions, Inc. to “Heavy Earth Resources, Inc.”;

(2)
Amendment to the Articles of Incorporation to increase the authorized capital from 50,000,000 shares of $0.001 par value Common Stock to 300,000,000 shares of $0.001 par value per share Common Stock; and

(3)
Effect a thirty-two (32) for one (1) forward stock split of our issued and outstanding shares of Common Stock, resulting in our issued and outstanding capital increasing from 2,168,000 shares to 69,376,000 shares.

The proposed Article of Amendment of Articles of Incorporation, attached hereto as Appendix A, will become effective when we file it with the Secretary of State of Florida.  We anticipate such filing will occur on or after October 13, 2011, twenty (20) days following the mailing of this Information Statement to the stockholders.

1.	AMENDMENT TO CHANGE THE NAME OF THE COMPANY

Our Board of Directors and Majority Shareholders have approved an amendment to our Articles of Incorporation to change our name from “Swinging Pig Productions, Inc.” to “Heavy Earth Resources, Inc.”  The name change is being effected because our Board of Directors believes that the new name will better reflect our current business as an exploration stage company engaged in the acquisition, exploration, and development of mineral properties in Central and South America.

Our business model recently changed in connection with the Debt Cancellation Agreement we entered into on May 12, 2011, pursuant to which Harlem Films, Inc., an affiliate of the Company (“Harlem Films”) and Daniel Mirman, our former Treasurer, Secretary and director (“Mirman”), released us from all obligations to pay monies due to Harlem Films and Mirman in exchange for all rights to Skater Girl and all memberships interests of Chronicles of a Skater Girl, LLC (the “Debt Cancellation Agreement”).

Upon the execution of the Debt Cancellation Agreement, we abandoned all of our previous business plans with respect to the film production business to engage in the acquisition, exploration, and development of mineral properties primarily in Central and South America. We are actively seeking mining rights opportunities with the goal to further explore the commercial viability of further exploration and extraction of strategic minerals.  In the event we are able to acquire such properties, we intend to either contract out the operations or joint venture the project to qualified interested parties. As of the date of this Information Statement, we have not identified any potential acquisition or joint venture candidates.  We cannot guaranty that we will acquire any mining rights or enter into any joint venture with any third party, or that in the event that we acquire mining rights, this acquisition will increase the value of our Common Stock.  We hope to use our Common Stock as payment for any potential acquisitions.

2.	AMENDMENT TO INCREASE THE POST-SPLIT AUTHORIZED CAPITAL FROM 50,000,000 SHARES TO 300,000,000 SHARES OF COMMON STOCK

The Board of Directors and Majority Shareholders have approved an amendment to the Company's Articles of Incorporation to increase our current authorized capital from 50,000,000 shares of Common Stock to 300,000,000 shares of Common Stock, with the same par value of $0.001 per share. The increase in the authorized capital will be effected prior to the forward stock split.

The purpose of this proposed increase in our current authorized capital is to make available additional shares of Common Stock for issuance for general corporate purposes without the requirement of further action by the stockholders.  The Board of Directors has considered potential uses of the additional authorized shares of Common Stock, which may include the acquisition of mining rights, seeking of additional equity financing through public or private offerings, or for other general corporate purposes. Increasing the authorized number of shares of our Common Stock will provide us with greater flexibility and allow the issuance of additional shares of Common Stock in most cases without the expense or delay of seeking further approval from our stockholders. We are at all times investigating additional sources of financing which the Board of Directors believes will be in our best interests and in the best interests of our stockholders.  We do not have any proposals, agreements, arrangements or understandings to issue any of the newly authorized shares of Common Stock at this time.

The shares of Common Stock do not carry any pre-emptive rights. The adoption of the Amendment to our Articles of Incorporation will not of itself cause any changes in our capital accounts.

The increase in the authorized shares of Common Stock will not have any immediate effect on the rights of existing shareholders.  However, the Board of Directors will have the authority to issue authorized shares of Common Stock without requiring future approval from the stockholders of such issuances, except as may be required by applicable law or exchange regulations.

To the extent that additional authorized shares of Common Stock are issued in the future, they will decrease the existing stockholders' percentage equity ownership interests and, depending upon the price at which such shares of Common Stock are issued, could be dilutive to the existing stockholders. Any such issuance of additional shares of Common Stock could have the effect of diluting any earnings per share and book value per share of outstanding shares of our Common Stock.

One of the potential effects of the increase in authorized shares is that it will enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (including private placements) in which the number of our outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of our company. Such action, however, could discourage an acquisition of our company which our stockholders might view as desirable.

3.	EFFECT A THIRTY-TWO FOR ONE FORWARD STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK

GENERAL

The Board of Directors approved resolutions to effect a thirty-two-for-one forward stock split. Under this forward stock split, each share of our Common Stock will be converted automatically into thirty-two shares of Common Stock.

PLEASE  NOTE  THAT  THE  FORWARD  STOCK  SPLIT  WILL  NOT  CHANGE  YOUR
PROPORTIONATE  EQUITY  INTERESTS IN THE  COMPANY.

PURPOSE AND MATERIAL EFFECTS OF THE FORWARD STOCK SPLIT

Prior to the forward stock split, our authorized capital consists of 50,000,000 shares of Common Stock.  There are approximately 2,168,000 shares of Common Stock outstanding as of the Record Date. The Board of Directors believes that, among other reasons, the number of outstanding shares of our Common Stock has contributed to a lack of investor interest in our Company and has made it difficult to attract new investors and potential business opportunities.  The Board of Directors had proposed the forward stock split as one method to attract business opportunities to our Company.

When a company engages in a forward stock split, it substitutes a predetermined amount of shares of stock for one share of stock. It does not decrease the market capitalization of the company. An example of a forward stock split is the following. For example, a company has 10,000,000 shares of common stock outstanding, trading at a market price of $.10 per share.  Assume that that company declares a six for one forward stock split.  After the forward stock split, that company will have six times as many shares outstanding or 60,000,000 shares outstanding, and the stock will have a market price of $0.0167.  If an individual investor owned 10,000 shares of that company before the split at $.10 per share, the investor will own 60,000 shares at $.0167 after the split.  In either case, his stock will be worth $1000. He is no better off before or after.

We believe that the forward stock split could help generate interest in our company among investors and other business opportunities. However, the effect of the forward stock split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied.  There can be no assurance that the market price per share of our Common Stock after the forward stock split will fall in proportion to the increase in the number of shares of Common Stock outstanding resulting from the forward stock split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

MATERIAL EFFECTS OF THE FORWARD STOCK SPLIT

The forward stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in our Company or proportionate voting power.

The principal effect of the forward stock split will be that the number of shares of Common Stock issued and outstanding will be increased from 2,168,000 shares as of October 13, 2011 to approximately 69,376,000 shares.

The forward stock split will not affect the number of shares of Common Stock authorized for issuance, or the par value of our Common Stock. As a result, on the effective date of the forward stock split, the stated capital on our balance sheet attributable to our Common Stock will be increased to thirty-two times its present amount, and the paid-in capital account shall be decreased by the amount by which the stated capital is increased.  The per share net income or loss and net book value of our Common Stock will be decreased because there will be more shares of our Common Stock outstanding.

The forward stock split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock issued pursuant to the forward stock split will remain fully paid and non-assessable. Stockholders should recognize that they will own a greater number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment multiplied by 32).  While we expect that the forward stock split will result in a decrease in the potential market price of our Common Stock, there can be no assurance that the forward stock split will decrease the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent decrease in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock increase, the percentage increase as an absolute number and as a percentage of our overall market capitalization may be less than would pertain in the absence of a forward stock split.  Consequently, there can be no assurance that the forward stock split will achieve the desired results that have been outlined above.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

Effect on Beneficial Stockholders

Upon the forward stock split, the Company intends to treat stockholders holding the Common Stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the forward stock split for their beneficial holders holding the Common Stock in "street name."  However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the forward stock split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Effect on Registered Certificated Shares

Our transfer agent, Holladay Stock Transfer Inc., will act as exchange agent for purposes of implementing the exchange of stock certificates and payment of dividends. We refer to such person as the "exchange agent." Holders of pre-forward split shares are asked to surrender to the exchange agent certificates representing pre-forward split shares in exchange for certificate(s) representing post-forward split shares in accordance with the procedures set forth in the letter of transmittal which will be provided to our Stockholders.

No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal, to the transfer agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

PROCEDURE FOR EFFECTING THE COMPANY NAME CHANGE, INCREASE IN AUTHORIZED CAPITAL AND FORWARD STOCK SPLIT

We will file an Article of Amendment to our Articles of Incorporation with the Secretary of State of the State of Florida to amend our existing Articles of Incorporation on or after October 13, 2011, twenty (20) days following mailing of this Information Statement to the stockholders.  The company name change, increase in authorized shares and forward stock split will become effective upon filing the Article of Amendment, which is referred to as the "Effective Date."

Beginning on the Effective Date, each certificate representing pre-forward stock split shares will be deemed for all corporate purposes to evidence ownership of post-forward stock split shares.  The text of the Article of Amendment is set forth in Annex A to this Information Statement (subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Florida and as the Board of Directors deems   necessary and advisable to effect the amendments described above).

DISSENTER'S RIGHTS OF APPRAISAL

The Florida Business Corporation Act does not provide for dissenter's rights in connection with any of the actions described in this Information Statement, and we will not provide shareholders with any such right independently.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplement it. We do not contemplate that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of the Common Stock held of record by such persons, and we will not reimburse them for their expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to the Company at: Michael Davis, 36 Twinberry, Aliso Viejo, California 92656.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, one Information Statement may be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders.  The Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement was delivered.  Requests for additional copies of this Information Statement, and requests that in the future separate communications be sent to stockholders who share an address, should be directed to the Company Secretary at 36 Twinberry, Aliso Viejo, California 92656, or at telephone number: (949) 436-5530.

OTHER INFORMATION

We file annual, quarterly and current reports, proxy statements, and registration statements with the SEC.  These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  You may also read and copy any document the Company files with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

You may request a copy of these filings, at no cost, by writing or telephoning the Company at the following address: Swinging Pig Productions, Inc., 36 Twinberry, Aliso Viejo, California 92656 or (949) 436-5530. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the stockholders of the Company only for information purposes in connection with the amendment to the Company’s Articles of Incorporation pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

Dated: September 23, 2011	By Order of the Board of Directors
/s/ Michael Davis
Michael Davis
Director and President

Annex A

Proposed Articles of Amendment to the Articles of Incorporation

1. Name of Corporation:

Swinging Pig Productions, Inc.

2.  Pursuant to the provisions of Section 607.1006 of the Florida Statutes, this Corporation’s Articles of Incorporation, as amended, is hereby amended as follows:

A) The Corporation’s name shall be changed by deleting Article FIRST in its entirety and substituting the following in lieu thereof:

“FIRST.  The name of this corporation is Heavy Earth Resources, Inc.”

B) The total number of authorized shares of the Corporation shall be increased by deleting Article FOURTH in its entirety and substituting the following in lieu thereof:

“FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is three hundred million (300,000,000) shares with a par value of $.001 per share amounting to $300,000.00, of which 300,000,000 shares shall be Common Stock.  Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought.”

On the effective date of filing of this Articles of Amendment to Articles of Incorporation, each share of the issued and outstanding common stock of the Corporation shall be changed into thirty-two (32) shares of common stock ("Forward Stock Split"). The Forward Stock Split shall not change the par value of the common stock nor change the authorized number of shares of common stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 55.35%

4. Effective date of filing:  October 14, 2011

Date: October 13, 2011	By:
Michael Davis
President